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                                                                     EXHIBIT 5.3

       [BROOKS, PIERCE, MCLENDON, HUMPHREY & LEONARD, L.L.P. LETTERHEAD]



                                  June 17, 2003


Casella Waste Systems, Inc.
25 Greens Hill Lane
Rutland, Vermont 05701

     Re:  REGISTRATION STATEMENT ON FORM S-4

Dear Ladies and Gentlemen:

     This letter is furnished to you in connection with a Registration Statement on Form S-4 (the "Registration Statement") filed with the Securities and Exchange Commission (the "Commission") relating to the registration under the Securities Act of 1933, as amended (the "Securities Act"), of the issuance and exchange of up to $150,000,000 original principal amount of 9.75% Senior Subordinated Notes Due 2013 (the "New Notes") of Casella Waste Systems, Inc., a Delaware corporation (the "Company"), and the guarantees of the obligations represented by the New Notes (the "Guarantees" and, together with the New Notes, the "Securities") by the subsidiaries of the Company set forth on SCHEDULE "A" hereto (such entities, collectively, the "Guarantors").

     The Securities are to be issued pursuant to an Indenture dated as of January 24, 2003, as supplemented and amended from time to time (the "Indenture"), among the Company, the Guarantors and U.S. Bank National Association, as trustee (the "Trustee"). The Securities are to be issued in an exchange offer (the "Exchange Offer") for a like aggregate original principal amount of 9.75% Senior Subordinated Notes Due 2013 currently outstanding (the "Old Notes") in accordance with the terms of an Exchange and Registration Rights Agreement, dated as of January 21, 2003 (the "Registration Rights Agreement"), by and among the Company, the Guarantors and the Purchasers (as defined therein), which is filed as Exhibit 4.2 to the Registration Statement.

     Solely for the purpose of furnishing this letter, we have acted as special counsel for U.S. Fiber, Inc. (the "North Carolina Guarantor"), a North Carolina corporation and a wholly owned subsidiary of FCR, Inc., which is a wholly owned subsidiary of the Company, in connection with the issuance by the Company and the Guarantors of the Securities. We have examined signed copies of the Registration Statement as filed with the Commission. We have also examined and relied upon the Registration Rights Agreement, the Indenture, resolutions adopted by the Board

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Casella Waste Systems, Inc.
June 17, 2003
Page 2

of Directors of the North Carolina Guarantor, as provided to us by the North Carolina Guarantor, the Articles of Incorporation and Bylaws of the North Carolina Guarantor, each as restated and/or amended to date, certificates from the officers of the North Carolina Guarantor dated prior to and as of the date hereof regarding resolutions of the North Carolina Guarantor's Board of Directors, Articles of Incorporation, Bylaws and other matters, and such other documents as we have deemed necessary for purposes of rendering the opinions hereinafter set forth.

     In our examination of the foregoing documents, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as copies and email or facsimile transmissions thereof, the authenticity of the originals of such latter documents and the legal competence of all signatories to such documents. As to all matters of fact relevant to the opinions set forth below, we have relied exclusively upon certificates, statements, or representations of officers and other representatives of the North Carolina Guarantor and upon statements contained in the registration statement. We have not attempted to independently verify any factual matters in connection with the giving of the opinions set forth below.

     We express no opinion as to the laws of any other jurisdiction except the laws of the State of North Carolina. We express no opinion as to any federal or state securities or Blue Sky laws, including without limitation the securities laws of the State of North Carolina. We express no opinion with respect to the enforceability of the Indenture or the Guarantee executed by the North Carolina Guarantor or any other document, agreement, instrument or certificate, or any provision thereof.

     For purposes of our opinions rendered below, we have assumed that the facts and law governing the future performance by the North Carolina Guarantor of its obligations under the Indenture and the Guarantee to which it is a party will be identical to the facts and law governing its performance on the date of this letter.

     Based upon and subject to the foregoing, we are of the opinion that:

          1. The North Carolina Guarantor has duly authorized, executed and delivered the Indenture; and

          2. The North Carolina Guarantor has duly authorized the execution and delivery of its Guarantee.

     It is understood that these opinions are to be used only in connection with the offer and exchange of the Securities while the Registration Statement is in effect. We have acted as special counsel to the North Carolina Guarantor in connection with the transactions described herein, and this letter and our opinions herein are given solely in our capacity as special counsel to the North Carolina Guarantor. We have not acted as counsel to the Company, any Guarantor (other than the North Carolina Guarantor) or the Purchasers. As a result, no opinion is expressed herein as to any matter relating to the Company, any Guarantor (other than the North Carolina Guarantor) or any Purchaser, and not to the North Carolina Guarantor.

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Casella Waste Systems, Inc.
June 17, 2003
Page 3

     Please note that we are opining only as to the matters expressly set forth herein, and no opinion should be inferred as to any other matters beyond the matters expressly stated. Our opinions herein are based upon currently existing statutes, rules, regulations and judicial decisions, and we disclaim any obligation to advise you of any change in any of these sources of law or subsequent legal or factual developments which might affect any matters or opinions set forth herein. Our opinions herein are being delivered to you solely for the purposes described above, and except as otherwise provided in the following paragraph, may not be quoted or relied upon by you for any other purpose, or by any other party for any other purpose, without our prior written consent.

     We hereby consent to the filing of this letter with the Commission as an exhibit to the Registration Statement in accordance with the requirements of
Item 601(b)(5) of Regulation S-K under the Securities Act and to the use of our name therein and in the related Prospectus under the caption "Legal Matters". In giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.

     The opinions set forth in this letter represent our professional judgment as to matters described herein; they are not binding upon the North Carolina Guarantor or any other court or tribunal; and they do not represent any guarantee in any particular result.

                                      Very truly yours,

                                      /s/ Brooks, Pierce, McLendon, Humphrey &
                                      Leonard, L.L.P.

                                      BROOKS, PIERCE, MCLENDON,
                                      HUMPHREY & LEONARD, L.L.P.

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SCHEDULE A

            All Cycle Waste, Inc.
            Alternate Energy, Inc.
            Atlantic Coast Fibers, Inc.
            B. and C. Sanitation Corporation
            Blasdell Development Group, Inc.
            Bristol Waste Management, Inc.
            Casella NH Investors Co., LLC
            Casella NH Power Co., LLC
            Casella RTG Investors Co., LLC
            Casella Transportation, Inc.
            Casella Waste Management of Massachusetts, Inc. Casella Waste Management of N.Y., Inc.
            Casella Waste Management of Pennsylvania, Inc. Casella Waste Management, Inc.
            Data Destruction Services, Inc.
            Fairfield County Recycling, Inc.
            FCR Camden, Inc.
            FCR Florida, Inc.
            FCR Greensboro, Inc.
            FCR Greenville, Inc.
            FCR Morris, Inc.
            FCR Redemption, Inc.
            FCR Tennessee, Inc.
            FCR, Inc.
            Forest Acquisitions, Inc.
            Grasslands Inc.
            Hakes C & D Disposal, Inc.
            Hiram Hollow Regeneration Corp.
            The Hyland Facility Associates
            K-C International, Ltd.
            KTI Bio Fuels, Inc.
            KTI Environmental Group, Inc.
            KTI New Jersey Fibers, Inc.
            KTI Operations Inc.
            KTI Recycling of New England, Inc.
            KTI Specialty Waste Services, Inc.
            KTI, Inc.
            Maine Energy Recovery Company, Limited Partnership Mecklenburg County Recycling, Inc.
            Natural Environmental, Inc.
            New England Waste Services of Massachusetts, Inc. New England Waste Services of ME, Inc.
            New England Waste Services of N.Y., Inc.

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            New England Waste Services of Vermont, Inc.
            New England Waste Services, Inc.
            Newbury Waste Management, Inc.
            North Country Environmental Services, Inc.
            Northern Properties Corporation of Plattsburgh
            Northern Sanitation, Inc.
            PERC, Inc.
            PERC Management Company Limited Partnership
            Pine Tree Waste, Inc.
            R.A. Bronson Inc.
            ReSource Recovery of Cape Cod, Inc.
            ReSource Recovery Systems of Sarasota, Inc.
            ReSource Recovery Systems, Inc.
            ReSource Transfer Services, Inc.
            ReSource Waste Systems, Inc.
            Rochester Environmental Park, LLC
            Schultz Landfill, Inc.
            Sunderland Waste Management, Inc.
            U.S. Fiber, Inc.
            Waste-Stream Inc.
            Westfield Disposal Service, Inc.
            Winters Brothers, Inc.